EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------

     We consent to the inclusion in this Current Report on Form 8-K of our report dated March 6, 1998, on our audit of the consolidated financial statements of Azle Bancorp and Subsidiaries as of and for the year ended December 31, 1997. We consent to the reference to our firm under the caption "Experts."


Fort Worth, Texas          /s/ STOVALL, GRANDEY & WHATLEY, L.L.P.
October 2,  1998